Exhibit 10.27

Please be advised that certain identified information has been excluded in Exhibit 10.27 because it is the type of information that the registrant treats as private or confidential and is (i) not material and (ii) would be competitively harmful if publicly disclosed.

AGREEMENT TO CONSOLIDATE AND CONVERT EXISTING DEBT

This Agreement to Consolidate and Convert Related Party Debt (the “Agreement”) is made effective as 31st December 2021 between 60° Pharmaceuticals, LLC, a limited liability company organized and operating under the laws of Washington, District of Columbia (“Company”), and Geoffrey Dow (“Creditor”), as follows:

A.	Creditor has made the following loans, totaling $3,445,489 to the Company:

1. Dow Long Term Loan ($1,596,750 Principal; $259,058 Interest at 12/31/21)

2. Dow 2019 & 2020 Paid In Capital @ AFR ($450,000 Principal, $25,008 interest at 12/31/21)

3. Dow Debenture ($596,389 at 12/31/21)

4. Dow 300K Loan associated with debenture ($300,000 Principal, $218,284 Interest at 12/31/21)

B.	Company requires consolidation then conversion of all related party debt to prepare for future financing events.
C.	The Creditor agrees to this consolidation and conversion of debt into 3,426,489 new membership interest in 60 Degree Pharmaceuticals, effective as of 12/31/21.
D.	The Creditor is already a member of 60 Degrees Pharmaceuticals LLC

NOW, THEREFORE, in consideration of the premises, the mutual promises contained herein, and other good and valuable consideration, receipt and sufficiency is acknowledged by the Parties:

1.	Creditor hereby agrees to permit Company to convert the Debt to equity in Company in the form of an economic interest in Company on the books of Company (”Economic Interest”) measured in terms of percentage of equity in Company held pari passu by Members and holders of Economic Interests who are not Members.

2.	Economic Interest in Company is defined under Company’s Eight Amended and Restated Operating Agreement dated as of 31 December 2021 (the “Operating Agreement”) as the (a) right to a distributive share of the income, gain, losses and deductions of the Company in accordance with this Agreement, and (b) right to a distributive share of Company Assets. This constitutes all financial benefits available from Company which are allocated and distributed under the terms of the Operating Agreement. The difference between Members and mere holders of an Economic Interest is that the latter have no right to vote or participate in management of Company.

60° PHARMACEUTICALS, LLC		for CRE

	[______________________]		[______________________]
By:	[______________________]	By:	[______________________]

Authorized Agent		Geoffrey Dow

60° Pharmaceuticals, LLC Agreement to Convert Debt to Equity